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                                                                     EXHIBIT 5.1

                   [Letterhead of Morgan Lewis & Bockius LLP]



July 10, 2001

Penn National Gaming, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, PA  19610

Ladies and Gentlemen:

We have acted as counsel for Penn National Gaming, Inc., a Pennsylvania corporation (the "Company"), and its subsidiaries (the "Subsidiaries"), in connection with the Registration Statement on Form S-3, File No. 333-63780 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $300,000,000 aggregate offering price of securities (the "Securities") consisting of (i) one or more series of debt securities of the Company (the "Debt Securities") which may be guaranteed by one or more Subsidiaries (the "Guarantees"), (ii) shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), (iii) shares of Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock"), and
(iv) the Guarantees. We also have examined the form of indenture relating to the Debt Securities which is filed as an exhibit to the Registration Statement (the "Indenture").

In our capacity of counsel for the Company and the Subsidiaries in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company with the Subsidiaries, as the case may be, in connection with the authorization and issuance of the Securities and for the purpose of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance has otherwise complied, or will otherwise be in compliance, as the case may be, with applicable law. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for the purpose of this opinion.

We are opining herein as to the effect on the subject transactions only of the Business Corporation Law of the Commonwealth of Pennsylvania and the internal laws of the State of New York, as applicable, and we express no opinion with respect to the

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applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. We have assumed that to the extent any of the Securities, or agreements and undertakings of the Company or the Subsidiaries in furtherance of the Securities contain provisions which require compliance with laws other than the Business Corporation Law of the Commonwealth of Pennsylvania or the internal laws of the State of New York, such compliance has occurred or will occur. We express no opinion herein concerning any gaming, race, wagering or lottery law, regulation, interpretation or matter of any jurisdiction (including the jurisdictions specified in the preceding sentence).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have been furnished with, and have relied upon, certificates of officers of the Company and the Subsidiaries with respect to certain factual matters. We have also obtained and relied upon certificates and assurances from public officials as we have deemed necessary.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The shares of Common Stock that may be sold from time to time by certain selling shareholders, as contemplated by the Registration Statement, are or will be duly authorized, validly issued, fully paid and nonassessable.

     2. Upon due authorization by the Company Board of a designated number of shares of Common Stock for issuance at a price to be set by the Company Board (including any Common Stock to be issued upon conversion of Debt Securities or Preferred Stock) and assuming that the Company has authorized but unissued shares of Common Stock remaining under its Amended and Restated Articles of Incorporation, as amended, the Common Stock to be offered and sold by the Company under the Registration Statement will be duly authorized, and upon issuance, and delivery of and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     3. Upon due authorization by the Company Board of a designated number of shares of Preferred Stock for issuance at a price to be set by the Company Board (including any Preferred Stock to be issued upon conversion of Debt Securities) and assuming that the Company has authorized but unissued shares of Preferred Stock remaining under its Amended and Restated Articles of Incorporation, as amended, the Preferred Stock to be offered and sold by the Company under the Registration Statement will be duly authorized, and upon issuance, and delivery of and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     4. Upon: (i) establishment by the Board of Directors of the Company (the "Company Board") of the terms, conditions and provisions of any Debt Securities, and (ii) due

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authorization by the Company Board of such Debt Securities for the issuance at a price to be set by the Company Board, the Debt Securities will be duly authorized by the Company; and when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee (as defined in the Indenture) and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company.

     5. Upon: (i) establishment by the Board of Directors of the Subsidiaries (the "Subsidiary Boards") of the terms, conditions and provisions of any Guarantees to be issued by such Subsidiaries, and (ii) due authorization by the Subsidiary Boards, the Guarantees will be duly authorized by the applicable Subsidiaries; and when the Guarantees have been duly established by the Indenture and the Debt Securities to be guaranteed by the Guarantees have been duly authenticated by the Trustee and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Guarantees will be validly issued and will constitute valid, binding and enforceable obligations of the Subsidiaries which are parties to the Guarantees.

The opinions expressed in paragraphs 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of Bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

To the extent that the obligations of the Company under the Indenture or the obligations of Subsidiaries under any Guarantees may be dependent upon such matters, we assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance generally, with respect to acting as a trustee under the Indenture, with all applicable laws

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and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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